COOK & BYNUM FUNDS TRUST

AMENDMENT NO. l DATED AS OF AUGUST 21, 2014
TO
AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Cook & Bynum Funds Trust (the “Trust”) was established as a Delaware statutory trust by the Agreement and Declaration of Trust dated March 18, 2009 (the “Declaration of Trust”);

WHEREAS, the trustees of the Trust (the “Trustees”) have determined that the Declaration of Trust should be amended as hereinafter set forth;

NOW, THEREFORE, IT IS agreed as follows:

1. Amendment to the Declaration of Trust. The term “Majority of the Trustees” as defined in Section 1.2 of the Agreement and Declaration of Trust is hereby amended to read in its entirety as follows:

“Majority of the Trustees” shall mean a majority of the Trustees in office at the time in question. At any time at which there shall be only one (I) Trustee in office, such term shall mean such Trustee. In the event of a tie vote of the Trustees, a “majority of the Trustees” shall mean a majority of those Trustees who are not “interested persons” of the Trust (as defined in Section 2(a)(l9) of the 1940 Act.

2.  Defined Terms: Confirmation of Other Terms of the Declaration of Trust. Any capitalized or other term used herein and not defined herein and which is defined in the Declaration of Trust, shall have the meaning assigned to it in the Declaration of Trust. The Declaration of Trust, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

3.  Effective Date. This Amendment shall be effective as of the date first written above.

4. Counterparts. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

J.  DOWE BYNUM

/s/J. Dowe Byum
                              Trustee

BRUCE F. ROGERS

/s/Bruce F. Rogers
                              Trustee

CHARLES H. OGBURN

/s/Charles H. Ogburn
                              Trustee

DONALD P. CARSON

/s/Donald P. Carson
                              Trustee

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